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            FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION dated as of February 1, 1999 (the "First Amendment"), is made, and hereby amends that certain Agreement and Plan of Reorganization dated December 30, 1998 (the "Original Agreement"), by and between QUASAR PROJECTS COMPANY, a Delaware corporation (the "Company"), DIVA ACQUISITION CORP., a Florida corporation ("DAC"), DIVA ENTERTAINMENT, INC., a Florida corporation ("Diva"), and J R CONSULTING, INC., a Nevada corporation (the "Shareholder").


         1. Section 1.3 (c) of the Original Agreement is hereby amended in its entirety to read as follows:

         (c) The Company shall deliver the resignation of all of its current officers and directors, and a board resolution electing Peter Zachariou, David Lean and Maxo Benalal to the Board of Directors of the Company.

         2. Section 5.1 (g) of the Original Agreement is hereby amended in its entirety to read as follows:

         (g) At the Closing, 703,800 shares of the Company's currently outstanding Common Stock (the "Escrow Shares") shall be placed in escrow with the counsel for the Company pursuant to an escrow agreement in substantially the same form as the escrow agreement attached hereto as Exhibit 4-A and made a part hereof. Until an aggregate of $1,342,440 has been received by the Company pursuant to the private placement of the Company's Series A Convertible Preferred Stock, none of the Escrow Shares shall be released from escrow. As additional amounts in excess of $1,342,440 are raised in the private placement, the corresponding portion of the Escrow Shares be released from escrow. The number of such shares to be released from escrow shall equal 1,273,800 multiplied by a fraction, the numerator of which shall be the excess of the dollar amount raised to that date in the private placement of Series A Convertible Preferred Stock over $1,342,440 and the denominator of which shall be 3,000,000. The portion of the $442,000 received from the Diva Subscribers that is not returned to the Diva Subscribers shall be included in the amount raised only when the aggregate amount raised, exclusive of that $442,000, exceeds $1,500,000. If the two private placements of Series A Convertible Preferred Stock contemplated by this Agreement result in less than $3,000,000 net proceeds to the Company, then any shares of the Company's Common Stock still remaining in escrow shall, at the sole option of the Company's Board of Directors by a unanimous vote, either be delivered to the Company for cancellation or be restricted as to transferability to the extent that the Company's Board of Directors in its sole discretion by a unanimous vote deems appropriate and returned to their respective holders of record.


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     3. Section 5.1(h) of the Original Agreement is hereby amended in its entirety to read as follows:

         (h) The Shareholder and the Company shall have entered into an Option Agreement in substantially the same form as Exhibit 5-A attached hereto and made a part hereof, which Option Agreement provides that the Shareholder shall have the right to purchase such additional number of shares of the Company's Common Stock at a purchase price of $.001 per share as shall be necessary to maintain the Shareholder's percentage of ownership of record of the outstanding shares of the Company's Common Stock, exclusive of any shares of such Common Stock received by Shareholder from the conversion of any shares of the Series B Redeemable Convertible Preferred Stock and before any dispositions of such Common Stock except for shares of Common Stock received by the Shareholder from the conversion of shares of the Series B Redeemable Convertible Preferred Stock, at no less than 65% plus an additional 1% multiplied by a fraction, the numerator of which shall be $3,000,000 minus the dollar amount raised to that date in the private placement of the Company's Series A Redeemable Convertible Preferred Stock and the denominator of which shall be 85,714.

          4. Section 5.1(j) of the Original Agreement is hereby amended to replace the reference to Exhibit 6 therein to Exhibit 6-A.

          5. Section 6.4(b) of the Original Agreement is hereby amended in its entirety to read as follows:

         (b) All expenses incurred in any registration of the Holders' Registrable Securities under this Agreement shall be paid by the Company, including without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Registrable Securities under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to subsection (a)(iv) of this section; provided, however, the Company shall not be liable for:

                   (i) any discounts or commissions to any underwriter in connection with the sale of such Holders' Registrable Securities;

                   (ii) any stock transfer taxes incurred with respect to Registrable Securities sold; or

                   (iii) the fees and expenses of counsel for any Holder.

          6. Exhibit 6-A attached hereto and made a part hereof replaces
Exhibit 6 to the Original Agreement.




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         Except as amended hereby, the Original Agreement shall remain the same and in full force and effect.

         IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the parties hereto as the date first above written.


                                        QUASER PROJECTS COMPANY, a Delaware
                                        corporation

                                        By: /s/ Jehu Hand
                                            -----------------------------------
                                        Name: Jehu Hand
                                        Title: President


                                        DIVA ENTERTAINMENT, INC., a Florida
                                        corporation


                                        By: /s/ Peter Zachariou
                                            -----------------------------------
                                        Name: Peter Zachariou
                                        Title: President


                                        DIVA ACQUISITION CORP., a Florida
                                        corporation



                                        By:
                                            -----------------------------------
                                        Name: Jehu Hand
                                        Title: President


                                        J R CONSULTING, INC., a Nevada
                                        corporation


                                        By: /s/ Peter Zachariou
                                            -----------------------------------
                                        Name: Peter Zachariou
                                        Title: President



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